EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in Amendment No. 9 to Registration Statement on Form S-1 (File No. 333-138251) of Casino Players, Inc. of our audit report, dated August 28, 2009, relating to the 2007 and 2008 consolidated financial statements of Casino Players, Inc. appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Larry O'Donnell
Larry O'Donnell
Certified Public Accountant

Dated: September 22, 2009


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